                                                                    Exhibit 99.1

PRESS RELEASE
FOR IMMEDIATE RELEASE:
National Bancshares Corporation Reports 14% Increase in Net Income

ORRVILLE, Ohio, July 18, 2003 / PR NEWSWIRE / -- National Bancshares Corporation
(NBOH), the holding company of First National Bank of Orrville, Ohio, released their financial results for the second quarter of 2003.

Net income for the first half of 2003 increased by approximately $196 thousand, or 13.9%, above the same period of the previous year. This increase was primarily driven by an increase in net interest income of nearly $900 thousand, or 17.9%, above the first half of last year.

Net loans declined by approximately $14 million, or 6.9%, from June 30, 2002. "This decline occurred as many fixed rate residential mortgage loans were either sold into the secondary market or paid off," said Charles J. Dolezal, President and Chariman. "Virtually all the loans acquired in the acquisition of Peoples Financial Corporation were fixed rate residential mortgage loans. The decrease in these loans has helped diversify the portfolio by enabling a redeployment of funds into other types of loans and earning assets carrying a variable rate of interest or shorter maturity. Total deposits decreased by $3 million, or 1.3%, from the same period of the previous year, due to many high-rate certificates of deposit that matured and moved to savings accounts or left for alternative investments. As we reposition the balance sheet, we are optimistic that additional profitable growth opportunities lie ahead."

A second quarter cash dividend of 14(cent) per share is being paid July 18, 2003 to shareholders of record as of June 30, 2003.

"As our organization grew significantly with the acquisition of Peoples Financial in the second quarter of last year, we embarked upon a reorganization of certain lending functions within the bank," continued Dolezal. "Through this reorganization, we have added professional staff and centralized certain functions to better control service quality and gain greater efficiencies. We are also expanding training programs to focus on key areas throughout the bank. As the economy slowed and interest rates declined, we experienced increased competition in the financial services arena. We look to the future with great optimism in meeting the challenges these uncertain times present us."

National Bancshares Corporation, a one-bank holding company with assets of more than $292 million, operates fourteen First National Bank offices in Orrville, Massillon, Wooster, Dalton, Kidron, Smithville, Apple Creek, Mt. Eaton, Lodi, and Seville.

FORWARD-LOOKING STATEMENTS--This press release contains forward-looking statements as referenced in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are necessarily subject to many risks and uncertainties. A number of things could cause actual results to differ materially from those indicated by the forward-looking statements. These include factors such as changes in the competitive marketplace, changes in the interest rate environment, economic conditions, changes in the regulatory environment, changes in business conditions and inflation, risks associated with credit quality and other factors discussed in the Company's filings with the Security and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2002. The Company disclaims any obligation to publicly update or revise any forward-looking statements based on the occurrence of future events, the receipt of new information, or otherwise.

Contact Person: Traci Carmony, Marketing Assistant, First National Bank, Orrville, Ohio
(330) 828-2227
tcarmony@fnborrville.com

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NATIONAL BANCSHARES CORPORATION
CONSOLIDATED BALANCE SHEETS (Unaudited)

                                                         June 30, 2003        June 30, 2002
ASSETS:
Cash and due from banks                                    $9,448,614           $8,918,045
Interest bearing deposits with banks                          998,095              996,292
Securities held to
 maturity                                                  16,860,832           12,736,912
Securities available for sale                              47,036,016           46,045,188
Federal bank stock                                          2,731,150            2,639,250
Federal funds sold                                         14,370,000            6,875,000
Total loans (excluding unearned
 income)                                                  188,235,407          202,129,723
Less: allowance for
 loan losses                                                1,686,127            1,664,544
                                                 ------------------------------------------
Loans, net                                                186,549,280          200,465,179
Accrued interest receivable                                 1,419,735            1,547,345
Premises and equipment                                      4,646,853            4,810,693
Other assets                                                8,706,851            9,096,456
                                                 ------------------------------------------
TOTAL                                                    $292,767,426         $294,130,360
                                                 ==========================================

LIABILITIES:
Deposits:
 Demand                                                   $34,063,557          $31,820,414
 Savings and N.O.W.s                                      116,518,861          105,366,211
 Time                                                      83,065,272           99,522,703
                                                 ------------------------------------------
Total deposits                                            233,647,690          236,709,328
Securities sold under repurchase
 agreements                                                 2,151,865            3,307,633
Federal reserve note account                                1,000,000            1,000,000
Federal Home Loan Bank advances                            17,102,872           17,900,813
Accrued interest payable                                      488,280              525,575
Other liabilities                                           3,331,138            2,252,581
                                                 ------------------------------------------
   Total liabilities                                      257,721,845          261,695,930
                                                 ------------------------------------------

SHAREHOLDERS' EQUITY
 Common Stock, without par value:
  6,000,000 shares authorized
  and 2,289,528 shares issued                              11,447,640           11,447,640
 Additional paid-in-capital                                 4,689,800            4,689,800
 Retained earnings                                         17,482,967           16,348,731
 Accumulated other comprehensive
  Income                                                    2,614,667            1,338,046
 Less: Treasury shares                                    (1,189,493)          (1,389,787)
                                                 ------------------------------------------
   Total shareholders' equity                              35,045,581           32,434,430
                                                 ------------------------------------------
TOTAL                                                    $292,767,426         $294,130,360
                                                 ==========================================

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

NATIONAL BANCSHARES CORPORATION
CONSOLIDATED STATEMENTS OF INCOME (Unaudited)
For Six Months Ended June 30, 2003 and June 30, 2002

                                                         June 30, 2003         June 30, 2002
INTEREST & DIVIDEND INCOME:
 Loans, including fees                                     $5,891,105           $5,450,755
 Federal funds sold                                            40,452               37,847
 Interest and dividends on investments:
  US government obligations                                   588,098              600,163
  Obligations of states and
   political subdivisions                                     480,980              424,729
  Other securities                                            900,555              891,355
                                                  -----------------------------------------
    Total interest and dividend income                      7,901,190            7,404,849

INTEREST EXPENSE:
 Deposits                                                   1,641,719            2,164,528
 Short-term borrowings                                          3,369                6,938
 Federal Home Loan Bank advances                              337,628              213,354
                                                  -----------------------------------------
    Total interest expense                                  1,982,716            2,384,820
                                                  -----------------------------------------
    Net interest income                                     5,918,474            5,020,029
PROVISION FOR LOAN LOSSES                                      85,000              115,000
                                                  -----------------------------------------

NET INTEREST INCOME AFTER PROVISION
 FOR LOAN LOSSES                                            5,833,474            4,905,029

NONINTEREST INCOME                                            766,378              780,470

NONINTEREST EXPENSE:
 Salaries and employee benefits                             2,421,898            2,052,068
 Net occupancy expense                                        338,664              255,366
 Other expenses                                             1,688,347            1,468,594
                                                  -----------------------------------------
    Total noninterest expense                               4,448,909            3,776,028
                                                  -----------------------------------------
INCOME BEFORE INCOME TAXES                                  2,150,943            1,909,471
INCOME TAXES                                                  544,671              499,178
                                                  -----------------------------------------
NET INCOME                                                 $1,606,272           $1,410,293
                                                  =========================================
NET INCOME PER COMMON SHARE                                     $0.72                $0.63
                                                  =========================================








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